Exhibit 99.1

Friday 5 November 2010

[For immediate release]

Carphone Warehouse Group plc

Interim results for the 6 months to 30 September 2010

•                  Guidance for Best Buy Europe’s full-year profit share from Best Buy Mobile US raised to £85m-£95m (previously £53m-55m)

•                  Headline EPS now expected to be within a 13.5p-14.0p range (previous guidance 11.5p-11.9p)

•                  Intending to initiate dividend policy with final dividend for 2010-11

Best Buy Europe (JV with Best Buy Co., Inc.):

•                  Carphone Warehouse / Phone House (CPW Europe) continues to perform strongly, with like-for-like revenue for H1 up 2.4% (Q2 up 1.6%), and a 56% uplift in H1 EBIT to £44m

•                  Significant out-performance from Best Buy Mobile US, with H1 profit share of £43m and full year guidance range raised to £85m-£95m (previously £53m-£55m)

•                  Best Buy Mobile US connections up 25.7% year-on-year

•                  Additional investment planned in Best Buy UK, with full year EBIT loss now anticipated at £50m-£55m (previously £40m-£45m)

•                  Continued year-on-year improvement in operating free cash flow

Virgin Mobile France (JV with Virgin Group):

•                  88% year-on-year revenue growth, reflecting Tele2 acquisition and strong organic growth

•                  H1 share of Headline profit £6m - guidance for the full year unchanged at £5m

•                  Net adds now expected at 50,000-100,000 (previously 100,000-150,000)

•                  Tele2 integration broadly complete

Carphone Warehouse Group plc:

•                  Year-on-year increase in Group Headline EPS from 1.5p to 5.5p

•                  Intending to move to a regular dividend policy, targeting a final dividend for 2010-11 of c.4.5p per share, to be paid in August 2011

•                  Full year upgrade of EPS range to 13.5p-14.0p (previously 11.5p-11.9p)

Roger Taylor, CEO, said:

“We have delivered a strong first half with good performances across all our businesses, and we are raising our guidance for the full year.

“A key growth driver is the increasing popularity of smartphones and customers’ growing interest in the ‘Connected World’, coupled with their recognition of our heritage of expertise and independent advice in explaining complex technologies. In the US, Best Buy Mobile is performing even better than we had expected with Best Buy Mobile’s US market share now around 5%, compared to around 1% when the venture started in 2006.

“Customer response to our first five Best Buy branded ‘Big Box’ stores has been overwhelmingly positive, with the sixth store opening in Derby today. With yesterday’s launch of its transactional website, Best Buy gains national reach and is able to compete as a truly multi-channel retailer.

“In Virgin Mobile France, we have focused on the integration of Tele2, which is now broadly complete. In the second half, this business will turn its attention back to growing customer numbers.

“Reflecting our confidence in the future and our strong cash position, we wish to introduce a progressive dividend policy, commencing with a final dividend for the current financial year.”

Outlook

The Group’s strong first half performance gives us confidence to upgrade full year Headline EPS guidance to 13.5p-14.0p.

In CPW Europe, we continue to expect smartphones to stimulate consumer demand, particularly in the postpay segment. Smartphone penetration in the lower value prepay segment is still expected to be modest in H2 with the potential for a broader product range in this segment in 2011. As such, we are not changing our overall guidance for CPW Europe.

Stronger than anticipated growth and improved profit margins in Best Buy Mobile US have delivered substantial out-performance in H1, and we expect continued strong performance in the second half, with full-year profit-share guidance raised to £85-95m.

We will continue to invest in our Best Buy proposition during this initial launch period, with greater marketing activity than initially planned, and now expect operating losses of between £50m and £55m from Best Buy UK.

Despite strong earnings in the first half, we are maintaining our full year guidance for Virgin Mobile France, with significant investment in customer recruitment expected in the remainder of the year, assisted by the introduction of a full range of high-end smartphones.

We are seeing strong cash generation in Best Buy Europe and Virgin Mobile France, and on this basis intend to introduce a progressive dividend policy, starting with a final dividend for the current financial year, with a dividend cover target of 3 times.”

Group operational overview

One of the key drivers of our growth is the ever-growing popularity of smartphones, on which customers increasingly rely for their information, communication and connectivity needs. Our heritage and expertise in explaining complex technologies, together with the wide choice of devices we offer and the independent advice we provide, makes us the perfect retail environment for customers to experience the very best the ‘Connected World’ has to offer. The business is ideally positioned to benefit from the smartphone revolution and we continue to increase our market share.

Our ‘Wireless World’ stores in Europe are proving very popular and we reiterate our guidance of 100 stores by March 2011. The stores give customers a new way of shopping for connected products, with a broader product range and a “walk out working” service offering. The format itself continues to evolve but we believe we have found the right formula to roll out across our European store estate over the next few years. At the end of September we had 40 ‘Wireless World’ stores in the UK and 12 in Spain, with plans to extend the proposition into other European markets in the second half of this financial year.

In the US, Best Buy Mobile is performing better than expected. Customers are clearly enjoying the benefits of an independent proposition and wide range of products alongside Best Buy’s well respected service. The combination of our expertise in mobile phone retailing and Best Buy’s brand and retailing excellence is proving to be a successful formula, with Best Buy Mobile’s market share in the US now at around 5%, up from around 1% when the venture started in 2006.

Our first five Best Buy branded ‘Big Box’ stores are now open with the sixth opening in Derby today. We are delighted with the customer response so far, which has been overwhelmingly positive. Our transactional website launched yesterday giving Best Buy national reach and allowing us to compete as a truly multi-channel retailer.

In Virgin Mobile France we have been focused on integrating Tele2 during the first half of the year rather than expanding the customer base. This explains the higher than expected H1 profit contribution. Moving into the second half the business will resume focus on growing the customer base, assisted by the introduction of a full range of high-end smartphones.

Headline financials *

	6 months ended 30 September 2010 £m		6 months ended 30 September 2009 £m
Revenue	3		3
Operating expenses	(4)		(3)
Joint ventures
- Best Buy Europe	19		15
- Virgin Mobile France	6		(7)
Interest	1		(1)
Tax	—		—
Profit after tax	25		7

Earnings per share	5.5	p	1.5	p

* Stated before amortisation of acquisition intangibles, and before exceptional items, as detailed in note 4 to the financial review.

The Group saw 267% year-on-year growth in Headline EPS from 1.5p to 5.5p, reflecting strong growth in pre-tax earnings within Best Buy Europe and a transformation in the profitability of Virgin Mobile France.

Group revenue

Revenue of £3m arose from freehold properties in the period (2009: £3m).

Group operating expenses

Operating expenses increased year-on-year from £3m to £4m, as anticipated, reflecting the additional costs of stand-alone central functions following demerger.

Best Buy Europe

Best Buy Europe is a joint venture in which the Group and Best Buy Co., Inc. each have a 50% share, comprising:

•                  CPW Europe — predominantly trading under the Carphone Warehouse and Phone House brands;

•                  A profit-sharing agreement in Best Buy Mobile US, Best Buy’s mobile phone retailing operations in the US; and

•                  Best Buy UK, the newly launched ‘Big Box’ consumer electronics stores and online platform in the UK, branded Best Buy.

Best Buy Europe generated an 81% increase in EBIT year-on-year, from £32m to £58m, despite significant investment in the period in the launch of Best Buy UK.

EBIT by division (100% basis)

	6 months ended 30 September 2010 £m	6 months ended 30 September 2009 £m
CPW Europe	44	28
Best Buy Mobile US	43	11
Best Buy UK	(29)	(7)
	58	32

CPW Europe increased EBIT by 56% from £28m to £44m, reflecting a combination of improved gross margins and the benefits of the cost reduction programme undertaken in 2009.

Best Buy Europe’s profit share from Best Buy Mobile US increased nearly fourfold from £11m in 2009 to £43m, reflecting continued strong revenue growth and a strengthening of profit margins year-on-year.

Best Buy UK incurred operating losses of £29m in the period (2009: £7m), reflecting further investment in central infrastructure and IT platforms, together with launch costs for the first Best Buy stores and online platform.

Headline financials (100% basis)

	6 months ended 30 September 2010 £m	6 months ended 30 September 2009 £m
Revenue	1,668	1,674
Gross margin	484	481
GM %	29.0%	28.7%
Operating expenses	(424)	(413)
Other operating income — Best Buy Mobile US	43	11
EBITDA	103	79
Depreciation and amortisation	(45)	(47)
EBIT	58	32
EBIT %	3.5%	1.9%
Interest	(7)	(6)
Tax	(13)	3
PAT	38	29

CPW share	19	15

Best Buy Europe generated revenues of £1,668m, a reduction of 0.4% on last year (2009: £1,674m). As anticipated, revenues associated with the German service provider business fell year-on-year, by around £50m, as we move to a more typical retail model. Revenues were also adversely affected by £27m due to the strengthening of Sterling year-on-year.

CPW Europe saw like-for-like revenue growth of 2.4%, on a constant currency basis, despite a difficult economic backdrop, reflecting strong demand for smartphones and associated products and services. Continuing the trend of last year, like-for-like growth was largely driven by the UK business.

As anticipated, connections volumes dropped year-on-year, falling by 2.3% from 5.9m to 5.7m, reflecting lower volumes of prepay connections, a segment that has not yet benefitted from a significant ranging of smartphones.

The new ‘Wireless World’ store format continues to perform well, showing positive customer feedback and compelling financial returns. Further to recent successful trials, we will accelerate our roll-out across the estate in the year ahead.

CPW Europe opened 45 stores during the period and closed 51, ending the period at 2,424, down from 2,430 at March 2010.

The gross margin percentage increased by 30 basis points year-on-year to 29.0% (2009: 28.7%), continuing the positive trends seen in the second half of last year, partially offset by lower gross margins on Best Buy UK.

Operating expenses increased by 2.7% from £413m to £424m. CPW Europe benefitted from reduced operating costs in its German service provider business and from the annualised effects of last year’s cost reduction programme, with these savings offset by additional expenditure in Best Buy UK.

Other operating income represents Best Buy Europe’s profit share from Best Buy Mobile US, which increased from £11m to £43m year-on-year.

Best Buy Mobile traded from all of Best Buy’s 1,093 (2009: 1,055) ‘Big Box’ stores in the US at September 2010 and from 120 (2009: 52) stand-alone stores, which are typically c.1,500 sqft. Best Buy Mobile is on track to have over 175 stand-alone stores by the end of the financial year, with a significant medium-term growth opportunity. Best Buy Mobile is also increasing its space within some of Best Buy’s ‘Big Box’ stores in the US, to meet customer demands. Additionally, Best Buy Mobile launched a new online platform during the period, providing new sales opportunities as well as developing the business’ multi-channel proposition.

Best Buy Mobile increased connections 25.7% to 3.0m in the first half, compared to 2.4m in the same period last year. Operating profit margins strengthened year-on-year, reflecting improving operating leverage. The strong performance of Best Buy Mobile US in the first half gives us confidence in better than expected full-year results, and we have increased our guidance for full-year profit share to £85-95m.

We opened the first four Best Buy branded ‘Big Box’ stores in the UK during the period, with two more following in October and November, and the transactional website launched on 4 November. Customer feedback to date has been highly encouraging, and we remain confident in the opportunity to provide a differentiated service proposition to consumers. We will continue to invest in our Best Buy proposition in the UK during this initial launch period, and now expect operating losses of between £50m and £55m for the full year.

Best Buy Europe’s EBIT margin increased from 1.9% to 3.5%, reflecting the strong improvement in the performance of CPW Europe and Best Buy Mobile US year-on-year.

The interest charge increased from £6m to £7m, despite lower average borrowings, reflecting the higher costs of the stand-alone banking facilities introduced in 2009.

Best Buy Europe had an effective tax rate of approximately 26%, resulting in a charge of £13m, compared to a credit of £3m in the prior year. The credit in the comparative period reflected one-off settlements in respect of earlier years.

Cash flow (100% basis)

	6 months ended 30 September 2010 £m	6 months ended 30 September 2009 £m
EBITDA pre-Best Buy UK	129	86
Working capital	(80)	(91)
Capex	(26)	(26)
Operating free cash flow pre-Best Buy UK	23	(31)
Best Buy UK	(41)	(16)
Other	(18)	(35)
Movement in net funds	(36)	(82)
Opening net funds (debt)	57	(47)
Closing net funds (debt)	21	(129)

EBITDA within CPW Europe and Best Buy Mobile US grew by 50% from £86m to £129m, reflecting the strong improvements in profitability noted above.

As in previous years, Best Buy Europe saw an absorption of working capital in the first half, principally reflecting the seasonal increase in stock levels as the business gears up for its peak trading quarter.

Capex in CPW Europe was flat year-on-year at £26m, reflecting continued investment in IT and the store portfolio. Total cash investment in Best Buy UK was up from £16m to £41m, reflecting EBITDA losses of £26m (2009: £7m) and capex of £15m (2009: £9m). Despite the expected higher EBIT losses signalled above, we aim to keep cash investment in Best Buy UK within the guidance range set out in April 2010 (£70m-£80m).

At the end of September, net funds within Best Buy Europe were £21m, representing a significant improvement on September 2009, which saw net debt of £129m.

Virgin Mobile France

Headline financials (100% basis)

	6 months ended 30 September 2010 £m	6 months ended 30 September 2009 £m
Revenue*	158	88
EBITDA	22	(17)
Depreciation and amortisation	(2)	(2)
EBIT	20	(19)
EBIT %	12.6%	(21.0)%
Interest	(1)	—
Tax	(5)	5
PAT	13	(14)

CPW share	6	(7)

* Revenue excludes contributions towards SAC from network operators and customers, to simplify presentation. These items, which had a value of £16m (2009: £22m) are netted off against acquisition costs within EBITDA.

Virgin Mobile France, our French MVNO partnership with Virgin, saw a transformation in its profitability year-on-year, reflecting the additional scale achieved through its acquisition of Tele2’s French customer base in December 2009. EBIT moved from a loss of £19m last year to a profit of £20m in the period to September 2010.

Revenue increased by 79% year-on-year from £88m to £158m, including a negative FX impact of £7m. Revenue growth at a constant currency was 88%, with organic growth on the same basis before Tele2 of 41%.

Virgin Mobile France’s customer base reduced by 33,000 in the period, from 1.71m at March 2010 to 1.68m at September 2010, as the business focused on the integration of Tele2. Moving into the second half, we expect a resumption of growth, supported by new sales channels and a broader product offering. We are now expecting full year net adds to be between 50,000 and 100,000, somewhat lower than our guidance in April 2010 (100,000-150,000).

The EBIT margin in the period to September 2010 of 12.6% (2009: negative 21.0%) reflects lower levels of customer recruitment, and hence SAC, than expected. As we invest in higher levels of customer acquisition in the second half, we expect full year margins to be in line with previous guidance (EBIT% 5-6%).

Interest increased year-on-year, reflecting the additional debt associated with the Tele2 acquisition.

An effective tax rate of 28% has been assumed, as in the previous period.

Virgin Mobile France recorded net amortisation of £3m (2009: £nil) on acquisition intangibles arising on Tele2. This charge is excluded from Headline results to avoid distortion of underlying performance.

Cash flow (100% basis)

	6 months ended 30 September 2010 £m	6 months ended 30 September 2009 £m
Headline EBITDA	22	(17)
Working capital	11	(3)
Capex	(4)	(1)
Operating free cash flow	29	(21)
Other	8	1
Movement in net debt	37	(20)
Opening net debt	(88)	(29)
Closing net debt	(51)	(49)

Closing net funds ex-shareholder loans	29	—

The significant year-on-year uplift in EBITDA described above translated into strong operating free cash flow, buoyed by an inflow on working capital arising from timing differences. As anticipated, the business has seen an increase in capex in the period, with spend of £4m against £1m in the previous year, principally relating to a programme to bring billing operations in-house.

Other cash inflows in the period include £7m in relation to the finalisation of the Tele2 purchase price.

Group interest and tax

Net interest income for the period was £1m (2009: expense of £1m) reflecting interest on cash and on loans to Virgin Mobile France and facility fees from Best Buy Europe.

No material tax arose in either period.

Group cash flow and net debt

At 30 September 2010, Group net funds were £114m, up from £100m at March 2010. The increase arises principally from loan repayments from Virgin Mobile France. The Group also had loans of £39m (2009: £24m) outstanding from Virgin Mobile France at September 2010; these loans are reflected in the balance sheet within interests in joint ventures.

Dividends

The Board wishes to introduce a progressive dividend policy, maintaining a dividend cover of at least 3 times, targeting a final dividend for the current financial year of around 4.5p per share, to be proposed to shareholders at the AGM, and expected to be paid in August 2011.

Analysts’ presentation and webcast

There will be a presentation for investors and analysts at 9.00 am this morning at the offices of UBS, 1 Finsbury Avenue, London EC2M 2PP.  The event will be audio webcast and the presentation slides will be available on our website, www.cpwplc.com.

Next trading update

The Group will give a full trading update for the third quarter of the current financial year on 18 January 2011.

For further information

For analyst and institutional enquiries
Roger Taylor, CEO	07715 170 090
Nigel Langstaff, CFO	07802 210 248
Kate Ferry, IR Director	07748 933 206

For media enquiries
Shane Conway, Corporate PR Manager	07932 199 659
Anthony Carlisle (Citigate Dewe Rogerson)	07973 611 888
020 7638 9571

FINANCIAL REVIEW

Condensed consolidated income statement for the 6 months ended 30 September 2010

With 6 months ended 30 September 2009 comparatives

		Before amortisation of acquisition intangibles and exceptional items		Amortisation of acquisition intangibles and exceptional items *	After amortisation of acquisition intangibles and exceptional items		Before amortisation of acquisition intangibles and exceptional items		Amortisation of acquisition intangibles and exceptional items *	After amortisation of acquisition intangibles and exceptional items
		6 months ended 30 September 2010 (Unaudited)					6 months ended 30 September 2009 (Unaudited)
	Notes	£m		£m	£m		£m		£m	£m
Revenue	2	2.8		—	2.8		2.8		—	2.8
Cost of sales		—		—	—		—		—	—
Gross profit		2.8		—	2.8		2.8		—	2.8
Operating expenses		(4.1)		—	(4.1)		(3.1)		—	(3.1)
Share of results of joint ventures	2,7	25.3		(1.5)	23.8		7.9		—	7.9
Profit before interest and taxation		24.0		(1.5)	22.5		7.6		—	7.6
Interest income		1.5		—	1.5		2.4		—	2.4
Interest expense		(0.3)		—	(0.3)		(3.2)		—	(3.2)
Profit before taxation		25.2		(1.5)	23.7		6.8		—	6.8
Taxation		(0.3)		—	(0.3)		—		—	—
Net profit for the period		24.9		(1.5)	23.4		6.8		—	6.8

Earnings per share
Basic	5	5.5	p		5.2	p	1.5	p		1.5	p
Diluted	5	5.4	p		5.0	p	1.5	p		1.5	p

* A reconciliation of Headline results to statutory results is provided in note 4.

Condensed consolidated income statement for the 6 months ended 30 September 2010

With year ended 31 March 2010 comparatives

		Before amortisation of acquisition intangibles and exceptional items		Amortisation of acquisition intangibles and exceptional items*	After amortisation of acquisition intangibles and exceptional items		Before amortisation of acquisition intangibles and exceptional items		Amortisation of acquisition intangibles and exceptional items*	After amortisation of acquisition intangibles and exceptional items
		6 months ended 30 September 2010 (Unaudited)					Year ended 31 March 2010 (Audited)
	Notes	£m		£m	£m		£m		£m	£m
Revenue	2	2.8		—	2.8		5.5		—	5.5
Cost of sales		—		—	—		—		—	—
Gross profit		2.8		—	2.8		5.5		—	5.5
Operating expenses		(4.1)		—	(4.1)		(6.0)		—	(6.0)
Share of results of joint ventures	2,7	25.3		(1.5)	23.8		39.1		(0.6)	38.5
Profit before investment income, interest and taxation		24.0		(1.5)	22.5		38.6		(0.6)	38.0
Investment income	3	—		—	—		—		182.0	182.0
Interest income		1.5		—	1.5		3.7		—	3.7
Interest expense		(0.3)		—	(0.3)		(5.3)		—	(5.3)
Profit before taxation		25.2		(1.5)	23.7		37.0		181.4	218.4
Taxation		(0.3)		—	(0.3)		0.4		—	0.4
Net profit for the period		24.9		(1.5)	23.4		37.4		181.4	218.8

Earnings per share
Basic	5	5.5	p		5.2	p	8.3	p		48.7	p
Diluted	5	5.4	p		5.0	p	8.2	p		47.8	p

* A reconciliation of Headline results to statutory results is provided in note 4.

Condensed consolidated statement of comprehensive income for the 6 months ended 30 September 2010

	6 months ended	6 months ended	Year ended
	30 September 2010	30 September 2009	31 March 2010
	(Unaudited)	(Unaudited)	(Audited)
	£m	£m	£m
Net profit for the period	23.4	6.8	218.8
Currency translation and cash flow hedges	(1.6)	(1.1)	4.2
Total recognised income and expenses for the period	21.8	5.7	223.0

Condensed consolidated statement of changes in equity for the 6 months ended 30 September 2010

	Share Capital	Share premium reserve	Accumulated profits	Translation reserve	Demerger reserve	Total
	£m	£m	£m	£m	£m	£m
Balance at 1 April 2010	0.5	754.0	675.1	12.1	(751.2)	690.5
Total recognised income and expenses for the period	—	—	23.4	(1.6)	—	21.8
Net purchase of own shares	—	—	(2.7)	—	—	(2.7)
Tax on items recognised directly in reserves	—	—	0.7	—	—	0.7
Net movements in relation to share schemes	—	—	0.6	—	—	0.6
Balance at 30 September 2010	0.5	754.0	697.1	10.5	(751.2)	710.9

	Share Capital	Share premium reserve	Accumulated profits	Translation reserve	Demerger reserve	Total
	£m	£m	£m	£m	£m	£m
Balance at 31 March 2009	—	—	457.8	7.9	(51.8)	413.9
Total recognised income and expenses for the period	—	—	6.8	(1.1)	—	5.7
Movements in demerger reserve	—	—	—	—	2.4	2.4
Balance at 30 September 2009	—	—	464.6	6.8	(49.4)	422.0

	Share Capital	Share premium reserve	Accumulated profits	Translation reserve	Demerger reserve	Total
	£m	£m	£m	£m	£m	£m
Balance at 31 March 2009	—	—	457.8	7.9	(51.8)	413.9
Total recognised income and expenses for the period	—	—	218.8	4.2	—	223.0
Issue of share capital	0.5	754.0	—	—	(754.5)	—
Net movements in relation to share schemes	—	—	(1.5)	—	—	(1.5)
Movements in demerger reserve	—	—	—	—	55.1	55.1
Balance at 31 March 2010	0.5	754.0	675.1	12.1	(751.2)	690.5

Condensed consolidated balance sheet as at 30 September 2010

		30 September 2010	30 September 2009	31 March 2010
		(Unaudited)	(Unaudited)	(Audited)
	Notes	£m	£m	£m
Non-current assets
Property, plant and equipment		65.7	65.7	65.9
Non-current asset investments		0.1	0.3	0.1
Interests in joint ventures	7	549.5	479.5	541.8
Deferred tax assets		1.2	—	0.8
		616.5	545.5	608.6
Current assets
Trade and other receivables		7.3	1.0	5.6
Cash and cash equivalents		114.3	—	100.0
		121.6	1.0	105.6
Total assets		738.1	546.5	714.2
Current liabilities
Trade and other payables		(13.7)	(4.2)	(10.1)
Corporation tax liabilities		(0.1)	—	—
Provisions		(13.4)	(16.2)	(13.6)
		(27.2)	(20.4)	(23.7)
Non-current liabilities
Loans from related parties	8	—	(104.1)	—
		—	(104.1)	—
Total liabilities		(27.2)	(124.5)	(23.7)
Net assets		710.9	422.0	690.5

Equity
Share capital		0.5	—	0.5
Share premium reserve		754.0	—	754.0
Accumulated profits		697.1	464.6	675.1
Translation reserve		10.5	6.8	12.1
Demerger reserve		(751.2)	(49.4)	(751.2)
Funds attributable to equity shareholders		710.9	422.0	690.5

Approved by the Board of Carphone Warehouse Group plc

4 November 2010

Condensed consolidated cash flow statement for the 6 months ended 30 September 2010

		6 months ended	6 months ended	Year ended
		30 September 2010	30 September 2009	31 March 2010
		(Unaudited)	(Unaudited)	(Audited)
	Notes	£m	£m	£m
Operating activities
Profit before interest and taxation		22.5	7.6	38.0
Adjustments for non-cash items:
Share-based payments		0.6	—	2.4
Non-cash movements on joint ventures		(23.8)	(7.9)	(38.5)
Depreciation		0.4	0.4	0.7
Impairment of non-current asset investments		—	—	0.1
Operating cash flows before movements in working capital		(0.3)	0.1	2.7
Increase in trade and other receivables		(1.7)	—	(0.6)
Increase in trade and other payables		2.9	0.8	3.0
Decrease in provisions		(0.2)	—	(2.6)
Cash flows from operating activities		0.7	0.9	2.5

Investing activities
Dividends received		—	—	182.0
Interest received		1.5	2.4	3.7
Acquisition of property, plant and equipment		(0.2)	(0.3)	(0.8)
Net receipts from (investment in) joint ventures		11.0	(3.0)	(32.4)
Cash flows from investing activities		12.3	(0.9)	152.5

Financing activities
Movement on loans from TalkTalk Group	8	—	(293.3)	(397.4)
Movement on loans to Best Buy Europe	8	—	293.3	293.3
Movement on other financial instruments		4.3	—	—
Net purchase of own shares		(2.7)	—	—
Interest paid		(0.3)	(3.2)	(5.3)
Cash flows relating to movements in the demerger reserve		—	3.2	54.4
Cash flows from financing activities		1.3	—	(55.0)

Net increase in cash and cash equivalents		14.3	—	100.0
Cash and cash equivalents at the start of the period		100.0	—	—
Cash and cash equivalents at the end of the period	8	114.3	—	100.0

1 Basis of preparation and accounting policies

Basis of preparation

The interim condensed financial statements for the 6 months ended 30 September 2010 have been prepared using accounting policies and methods of computation consistent with those set out on pages 14 to 19 of the Carphone Warehouse Group plc Summary Financial Information for the year ended 31 March 2010 (“Summary Financial Information”), along with the definitions that are set out on page 20 of the same document.  As part of the Demerger, the Group was formed in its current structure on 26 March 2010.  Consequently the Group’s first annual report will be for the year ending 31 March 2011.  The financial statements for the 6 months ended 30 September 2010 and the 6 months ended 30 September 2009 have not been subject to audit or review by the Group’s auditors.

The interim condensed financial statements for the 6 months ended 30 September 2010 do not comprise statutory accounts for the purpose of the Companies Act 2006 and Article 4 of the IAS Regulation, and should be read in conjunction with the Summary Financial Information. The Summary Financial Information can be found on the Group’s website www.cpwplc.com.

The Group’s future cash forecasts and revenue projections, which are considered to be based on prudent assumptions, indicate that the Group will be able to operate within the level of its current cash resources and committed facilities and as such the Directors believe that it is appropriate to continue to prepare the financial statements of the Group on a going concern basis.

Accounting policies

In the current period the Group has adopted the amendment to IAS 24 ‘Related party disclosures’, which has revised the definition of a related party as well as introducing minor disclosure changes. Consequently TalkTalk Group is no longer considered to be a related party of the Group. Various other standards, amendments and interpretations (as described on page 19 of the Summary Financial Information) have been adopted but do not have a material impact on the Group in the current financial period.

2 Segmental reporting

Segmental results are analysed as follows:

	Best Buy Europe (see note 7)	Virgin Mobile France (see note 7)	Investment properties and central functions	Group
6 months ended 30 September 2010	£m	£m	£m	£m
Revenue	—	—	2.8	2.8
Headline EBIT before share of results of joint ventures	—	—	(1.3)	(1.3)
Headline share of results of joint ventures (post-tax)	18.8	6.5	—	25.3
Headline EBIT	18.8	6.5	(1.3)	24.0
Share of joint ventures’ amortisation of acquisition intangibles (post-tax)	—	(1.5)	—	(1.5)
Statutory EBIT (segment results)	18.8	5.0	(1.3)	22.5

	Best Buy Europe (see note 7)	Virgin Mobile France (see note 7)	Investment properties and central functions	Group
6 months ended 30 September 2009	£m	£m	£m	£m
Revenue	—	—	2.8	2.8
Headline EBIT before share of results of joint ventures	—	—	(0.3)	(0.3)
Headline share of results of joint ventures (post-tax)	14.6	(6.7)	—	7.9
Headline EBIT	14.6	(6.7)	(0.3)	7.6
Statutory EBIT (segment results)	14.6	(6.7)	(0.3)	7.6

	Best Buy Europe (see note 7)	Virgin Mobile France (see note 7)	Investment properties and central functions	Group
Year ended 31 March 2010	£m	£m	£m	£m
Revenue	—	—	5.5	5.5
Headline EBIT before share of results of joint ventures	—	—	(0.5)	(0.5)
Headline share of results of joint ventures (post-tax)	47.3	(8.2)	—	39.1
Headline EBIT	47.3	(8.2)	(0.5)	38.6
Share of joint ventures’ amortisation of acquisition intangibles (post-tax)	—	(0.6)	—	(0.6)
Statutory EBIT (segment results)	47.3	(8.8)	(0.5)	38.0

Headline results are shown before amortisation of acquisition intangibles and before exceptional items. Headline information is provided because the Directors consider that it provides assistance in understanding underlying performance.

3 Exceptional items

The following prior year item has been disclosed separately given its size and one-off nature:

	6 months ended	6 months ended	Year ended
	30 September	30 September	31 March
	2010	2009	2010
	£m	£m	£m
Investment income	—	—	182.0

During the year ended 31 March 2010, as part of the Demerger, the Group received dividends of £182.0m from CPWG. These dividends do not reflect the ongoing operations of the Group and have therefore been disclosed separately.

4 Reconciliation of Headline results to statutory results

	Profit before interest and taxation	Profit before taxation	Net profit for the period
6 months ended 30 September 2010	£m	£m	£m
Headline results	24.0	25.2	24.9
Share of joint ventures’ amortisation of acquisition intangibles (post-tax)	(1.5)	(1.5)	(1.5)
Statutory results	22.5	23.7	23.4

	Profit before investment income, interest and taxation	Profit before taxation	Net profit for the period
Year ended 31 March 2010	£m	£m	£m
Headline results	38.6	37.0	37.4
Share of joint ventures’ amortisation of acquisition intangibles (post-tax)	(0.6)	(0.6)	(0.6)
Exceptional items (see note 3)	—	182.0	182.0
Statutory results	38.0	218.4	218.8

There is no difference between Headline results and statutory results for the six months ended 30 September 2009.

5 Earnings per share

	6 months ended		6 months ended		Year ended
	30 September 2010		30 September 2009		31 March 2010
Headline earnings (£m)	24.9		6.8		37.4
Statutory earnings (£m)	23.4		6.8		218.8

Weighted average number of shares (millions)
Average shares in issue	457.1		457.1		457.1
Less average holding by Group ESOT	(5.5)		(8.7)		(7.8)
For basic earnings per share	451.6		448.4		449.3
Dilutive effect of share options	6.1		9.1		8.4
Dilutive effect of value enhancement schemes	6.8		—		—
For diluted earnings per share	464.5		457.5		457.7

Basic earnings per share
Headline	5.5	p	1.5	p	8.3	p
Statutory	5.2	p	1.5	p	48.7	p

Diluted earnings per share
Headline	5.4	p	1.5	p	8.2	p
Statutory	5.0	p	1.5	p	47.8	p

As the Company did not exist during the year ended 31 March 2010 and the 6 months ended 30 September 2009 in the form that arose on Demerger, the average actual shares in issue during this period do not provide a meaningful basis for calculating EPS. EPS has therefore been calculated based on the number of CPWG shares in issue and the shareholding of the Old Carphone Warehouse ESOT during these years, adjusted for the fact that following the Demerger two shares in CPWG were replaced with one share in the Company. Diluted EPS has been calculated based on options held over CPWG shares during these periods and the Old Carphone Warehouse share price, adjusted for the two to one ratio noted above.

As detailed on page 13 of the Summary Financial Information, prior to the Demerger, CPWG introduced the CPWG Best Buy Europe value enhancement scheme (“VES”) to provide incentives to the Group’s senior management. The scheme enables participants to share in any increase in the value of Best Buy Europe above a defined minimum annual rate of return. The scheme has an initial performance period to July 2013 and a subsequent performance period to July 2014. It is expected that the scheme will be settled using the Company’s shares.

As also detailed on page 13 of the Summary Financial Information, Best Buy Europe also introduced a VES in the year ended 31 March 2010. The Group’s obligations in relation to this scheme are also expected to be met using the Company’s shares.

The ultimate dilutive effect of the schemes cannot yet be determined, as they are both based on future performance, which is as yet unknown. In order to illustrate the potential effect of the schemes, dilution has been calculated as though the ultimate vesting date were 30 September 2010, rather than July 2013 and July 2014. The value of the schemes has been derived from the latest financial guidance provided by the Group for the year ending 31 March 2011, including updates communicated in this interim management statement, together with the Company’s share price at 30 September 2010.

6 Equity dividends

No dividends have been paid or declared by the Company in the periods covered by these financial statements.

7 Interests in joint ventures

Interests in joint ventures are as follows:

Business	Principal activities	30 September 2010	30 September 2009	31 March 2010
Best Buy Europe	Retail, distribution, insurance, MVNO	50.0%	50.0%	50.0%
Virgin Mobile France	MVNO	47.1%	48.5%	47.5%

	Net assets	Goodwill	Loans	Net investment
6 months ended 30 September 2010	£m	£m	£m	£m
Opening balance	384.7	106.3	50.8	541.8
Net movements on loans	—	—	(11.0)	(11.0)
Share of results	23.8	—	—	23.8
Foreign exchange	(0.4)	(3.4)	(1.3)	(5.1)
Closing balance	408.1	102.9	38.5	549.5
Best Buy Europe	424.0	102.9	—	526.9
Virgin Mobile France	(15.9)	—	38.5	22.6
Closing balance	408.1	102.9	38.5	549.5

	Net assets	Goodwill	Loans	Net investment
6 months ended 30 September 2009	£m	£m	£m	£m
Opening balance	339.5	108.5	21.7	469.7
Additions	0.8	—	—	0.8
Net movements on loans	—	—	2.2	2.2
Share of results	7.9	—	—	7.9
Foreign exchange	(0.8)	—	(0.3)	(1.1)
Closing balance	347.4	108.5	23.6	479.5
Best Buy Europe	369.2	108.5	—	477.7
Virgin Mobile France	(21.8)	—	23.6	1.8
Closing balance	347.4	108.5	23.6	479.5

	Net assets	Goodwill	Loans	Net investment
Year ended 31 March 2010	£m	£m	£m	£m
Opening balance	339.5	108.5	21.7	469.7
Additions	2.6	—	—	2.6
Net movements on loans	—	—	29.8	29.8
Share of results	38.5	—	—	38.5
Foreign exchange	4.1	(2.2)	(0.7)	1.2
Closing balance	384.7	106.3	50.8	541.8
Best Buy Europe	406.3	106.3	—	512.6
Virgin Mobile France	(21.6)	—	50.8	29.2
Closing balance	384.7	106.3	50.8	541.8

A revolving credit facility of £125m is provided to Best Buy Europe equally by the Company and Best Buy; at 30 September 2010 no amounts were drawn under this facility. The Company and Best Buy provide further financial support to Best Buy Europe under a letter of support where both companies are committed to providing further funding to a maximum of £50m each. Prior to the Demerger, loans were provided by the Company to Best Buy Europe under a bilateral RCF. Loans are provided to Virgin Mobile France under a shareholder agreement; funding requirements are agreed between the shareholders on a regular basis and are generally provided in proportion to each party’s shareholding.

On 10 December 2009, Financom S.A.S. subscribed for new shares to take its shareholding in Virgin Mobile France from 3.0% to 5.0%. As a result, the Group’s share in Virgin Mobile France was reduced to 47.5%. On 14 December 2009, Virgin Mobile France completed the acquisition of Tele2 France for net cash consideration of £43.8m, giving rise to acquisition intangibles of £17.4m and goodwill of £45.9m.

During the period, 276,443 shares were issued to employees of Virgin Mobile France, and 14,000 shares were issued to Financom S.A.S., reducing the Group’s interest from 47.5% to 47.1%.

The Group’s share of the results of its joint ventures is as follows:

	6 months ended 30 September 2010	6 months ended 30 September 2009	Year ended 31 March 2010
Best Buy Europe	£m	£m	£m
Revenue	1,668.2	1,674.4	3,528.8
EBITDA	103.4	79.0	231.7
Depreciation and amortisation	(45.3)	(46.9)	(91.9)
EBIT	58.1	32.1	139.8
Net interest expense	(6.9)	(5.6)	(16.3)
Taxation	(13.5)	2.7	(28.9)
Profit after taxation	37.7	29.2	94.6

Group share of Best Buy Europe profit after taxation	18.8	14.6	47.3

	6 months ended 30 September 2010	6 months ended 30 September 2009	Year ended 31 March 2010
Virgin Mobile France	£m	£m	£m
Revenue *	158.1	88.4	232.8
Headline EBITDA	22.0	(17.1)	(19.3)
Depreciation and amortisation	(2.1)	(1.5)	(2.9)
Headline EBIT	19.9	(18.6)	(22.2)
Net interest expense	(1.4)	(0.5)	(1.5)
Taxation on Headline results	(5.2)	5.3	5.1
Headline profit (loss) after taxation	13.3	(13.8)	(18.6)
Amortisation of acquisition intangibles (net of tax)	(3.2)	—	(1.2)
Profit (loss) after taxation	10.1	(13.8)	(19.8)

Group share of Virgin Mobile France Headline profit (loss) after taxation before change in share ownership	6.3	(6.7)	(9.0)
Gain on reduction of % share ownership	0.2	—	0.8
Group share of Virgin Mobile France Headline profit (loss) after taxation	6.5	(6.7)	(8.2)
Group share of amortisation of acquisition intangibles after taxation	(1.5)	—	(0.6)
Group share of Virgin Mobile France profit (loss) after taxation	5.0	(6.7)	(8.8)

Total Group share of results of joint ventures	23.8	7.9	38.5

* The revenue figures above exclude contributions towards subscriber acquisition costs from network operators and customers, to simplify presentation. These items, which have a value of £15.9m in the 6 months ended 30 September 2010 (September 2009: £21.9m; March 2010: £41.6m), are netted off against acquisition costs within EBITDA.

The Group’s share of the assets and liabilities of its joint ventures is as follows:

	30 September 2010	30 September 2009	31 March 2010
Best Buy Europe	£m	£m	£m
Non-current assets	535.6	570.2	559.6
Cash and overdrafts (net)	107.2	97.5	175.3
Loans from the Group	—	—	—
Other borrowings	(86.0)	(226.0)	(117.9)
Other assets and liabilities (net)	291.3	296.6	195.5
Net assets	848.1	738.3	812.5

Group share of Best Buy Europe net assets	424.0	369.2	406.3

	30 September 2010	30 September 2009	31 March 2010
Virgin Mobile France	£m	£m	£m
Non-current assets	91.8	41.5	100.8
Cash and overdrafts (net)	28.6	0.1	17.4
Loans from the Group	(38.5)	(23.6)	(50.8)
Other borrowings	(41.6)	(25.2)	(54.8)
Other assets and liabilities (net)	(74.0)	(37.7)	(58.0)
Net liabilities	(33.7)	(44.9)	(45.4)

Group share of Virgin Mobile France net liabilities	(15.9)	(21.8)	(21.6)

Total Group share of net assets of joint ventures	408.1	347.4	384.7

8 Analysis of changes in Group funding

	At 1 April 2010	Cash flows	At 30 September 2010
	£m	£m	£m
Cash and cash equivalents	100.0	14.3	114.3
	100.0	14.3	114.3

	At 1 April 2009	Cash flows	At 30 September 2009
	£m	£m	£m
Cash and cash equivalents	—	—	—
Loans from TalkTalk Group	(397.4)	293.3	(104.1)
Loans to Best Buy Europe	293.3	(293.3)	—
	(104.1)	—	(104.1)

	At 1 April 2009	Cash flows	At 31 March 2010
	£m	£m	£m
Cash and cash equivalents	—	100.0	100.0
Loans from TalkTalk Group	(397.4)	397.4	—
Loans to Best Buy Europe	293.3	(293.3)	—
	(104.1)	204.1	100.0

The Group has a committed RCF of £50m, which matures in July 2012. The interest rate payable in respect of drawings under this facility is at a margin over LIBOR for the relevant period. A commitment fee is payable in respect of amounts available but undrawn under this facility. Although no covenants based on Group performance are included in the RCF, it is a requirement of the facility that certain covenants relating to Best Buy Europe’s £350m Receivables Financing Agreement have been achieved. The Group’s RCF was undrawn at 30 September 2010.

9 Related party transactions

	Revenue for services provided	Net interest income (expense)	Loans owed to the Group	Other amounts owed to the Group	Amounts owed by the Group
6 months ended 30 September 2010	£m	£m	£m	£m	£m
Best Buy Europe	1.6	0.5	—	2.4	(1.2)
Virgin Mobile France	—	0.7	38.5	—	—

6 months ended 30 September 2009	£m	£m	£m	£m	£m
TalkTalk Group	0.9	(3.2)	—	—	(104.1)
Best Buy Europe	1.9	2.2	—	—	—
Virgin Mobile France	—	0.2	23.6	—	—

Year ended 31 March 2010	£m	£m	£m	£m	£m
TalkTalk Group	1.7	(5.3)	—	0.1	—
Best Buy Europe	3.8	2.6	—	1.9	—
Virgin Mobile France	—	1.1	50.8	—	—

10 Risks and uncertainties

The principal risks of the Group are as follows:

•                  The Group’s businesses are at risk from significant and rapid change in the legal systems, regulatory controls, and customs and practices in the countries in which they and/or their suppliers operate;

•                  Its businesses are also at risk from disruption of key systems and assets on which they depend;

•                  Increased competition in key markets may materially and adversely impact the Group’s businesses’ performance and financial condition;

•                  General economic conditions and/or a decline in consumer discretionary spending may materially and adversely impact sales;

•                  Best Buy Europe and Virgin Mobile France are exposed to the distribution strategies of mobile network operators and product manufacturers;

•                  The Group does not exercise overall control over its joint ventures and therefore relies on the co-operation of its joint venture partners;

•                  Non-compliance with applicable financial regulations could have a material impact on the Group;

•                  The Group’s businesses are exposed to market risks such as interest rate rises, fluctuations in foreign currency and default by counterparties.

Further detail in relation to these risks was provided in the Group’s prospectus published in association with the Demerger. This document is available on the Group’s website www.cpwplc.com.

11 Statement of Directors’ responsibilities

The unaudited interim condensed financial statements for the 6 months ended 30 September 2010 have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’, as adopted by the European Union and the Disclosure and Transparency Directive Rules (“DTR”). The interim management report herein includes a fair review of the important events during the first 6 months and description of principal risks and uncertainties for the remainder of the financial period, as required by DTR 4.2.7, and a fair review of disclosure of related party transactions and changes therein, as required by DTR 4.2.8.

The Directors of Carphone Warehouse Group plc are listed on the Group’s website www.cpwplc.com.

By order of the Board

Nigel Langstaff

Chief Financial Officer

4 November 2010